As filed with the Securities and Exchange Commission on February 17, 2021

Registration No. 333-248662

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A

(AMENDMENT NO. 2)

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

GOLDENBRIDGE ACQUISITION LIMITED

(Exact name of registrant as specified in its constitutional documents)

British Virgin Islands	6770	n/a
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

15/F, Aubin House
171-172 Gloucester Road
Wanchai, Hong Kong
Tel: (86) 186-0217-2929

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Yongsheng Liu
Chief Executive Officer
15/F, Aubin House
171-172 Gloucester Road
Wanchai, Hong Kong
Tel: (86) 186-0217-2929

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell Nussbaum Giovanni Caruso Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000 (212) 407-4990 — Facsimile	Barry Grossman, Esq. Sarah Williams, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 212-370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount to be Registered	Proposed maximum offering price per share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Ordinary Share, no par value, one Redeemable Warrant to acquire one-half (1/2) of one Ordinary Share, and one Right to acquire one-tenth of an Ordinary Share(2)	5,750,000	$10.00	$57,500,000.00	$7,463.50
Ordinary Shares included as part of the Units(2)	5,750,000	—	—	—	(3)
Redeemable Warrants included as part of the Units(2)	5,750,000	—	—	—	(3)
Rights included as part of the Units	5,750,000	—	—	—	(3)
Ordinary Shares underlying Rights included as part of Units(2)	575,000	$10.00	$5,750,000.00	$746.35
Representative’s Ordinary Shares	28,750	$10.00	$287,500.00	37.32
Representative’s Unit Purchase Option	1	$100.00	$100.00	0.01
Units underlying the Representative’s Unit Purchase Option	287,500	$11.50	$3,306,250.00	$429.15
Ordinary Shares underlying the Representative’s Unit Purchase Option	287,500	$—	$—	$—	(3)
Warrants underlying the Representative’s Unit Purchase Option	287,500	$—	$—	$—	(3)
Rights underlying the Representative’s Unit Purchase	287,500	$—	$—	$—	(3)
Ordinary Shares underlying the Rights included as part of the Representative’s Unit Purchase Option	28,750	$11.50	$330,625.00	$42.92
Total			$67,174,475.00	$8,719.25	(4)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(2)	Includes (i) Units, (ii) Ordinary Shares, Redeemable Warrants and Rights underlying such Units and (iii) Ordinary Shares underlying the Rights included in such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

(3)	No fee pursuant to Rule 457(g).

(4)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Goldenbridge Acquisition Limited is filing this Amendment No.2 to its registration statement on Form S-1 (File No.333-248662) to add the signature of the company’s authorized representative in the United States. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ fee	$6,500	(1)
SEC Registration Fee	8,719
FINRA filing fee	10,576
Accounting fees and expenses	40,000
Nasdaq listing fees	50,000
Printing and engraving expenses	45,000
Legal fees and expenses	300,000
Miscellaneous	39,205	(2)
Total	$500,000

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, LLC, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company, LLC $40,400 for acting as trustee, as transfer agent of the registrant’s ordinary shares, as warrant agent for the registrant’s warrants, as rights agent for the registrant’s rights, and as escrow agent.

(2)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

During the past three years, we sold the following ordinary shares without registration under the Securities Act:

●	In August 2019, an aggregate number of 10,000 shares were sold to Cross Investment Holding Limited our sponsor and Mr. Yongsheng Liu, our chief executive officer. In September 2020, the Company issued another 1,427,500 ordinary shares resulting in an aggregate of 1,437,500 ordinary shares outstanding to our sponsor, officers and directors. In January 2021, our sponsor transferred part of its insider shares to Golden Bridge Holding, LLC, Scienjoy Inc., Lucky Link International Limited, and Can Wu. The transfer is conducted pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

●	In addition, our sponsor has committed to purchase an aggregate of 350,000 private units from the Company on a private placement basis simultaneously with the consummation of this offering. Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they will purchase from the Company at a price of $10.00 per private unit up to an additional 18,750 private units. These issuances will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
3.1*	Memorandum and Articles of Association.
3.2*	Form of Amended and Restated Memorandum and Articles of Association.
4.1*	Specimen Unit Certificate.
4.2*	Specimen Ordinary Share Certificate.
4.3*	Specimen Warrant Certificate.
4.4*	Specimen Right Certificate.
4.5*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company, LLC and the Registrant.
4.6*	Form of Rights Agreement between Continental Stock Transfer & Trust Company, LLC and the Registrant.
4.7*	Form of Unit Purchase Option between the Registrant and Maxim Group LLC
5.1**	Opinion of Forbes Hare
5.2*	Opinion of Loeb & Loeb LLP.
10.1*	Form of Letter Agreement among the Registrant, Maxim Group LLC and the Company’s officers, directors and shareholders.
10.2*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company, LLC and the Registrant.
10.3*	Form of Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company, LLC and the Initial Shareholders.
10.4*	Form of Registration Rights Agreement among the Registrant and the Initial Shareholders and Maxim Group LLC.
10.5*	Form of Subscription Agreement among the Registrant, the Initial Shareholders and Maxim Group LLC.
14*	Form of Code of Ethics.
23.1*	Consent of Friedman LLP.
23.2*	Consent of Forbes Hare (included in Exhibit 5.1).
23.3*	Consent of Loeb & Loeb LLP (included in Exhibit 5.2).
24*	Power of Attorney (included on signature page)
99.1*	Form of Audit Committee Charter.
99.2*	Form of Nominating Committee Charter.
99.3*	Form of Compensation Committee Charter.

*	Filed previously
**	Filed herewith

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)	That for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)	The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on the 17th day of February, 2021.

GOLDENBRIDGE ACQUISITION LIMITED

By:	/s/ Yongsheng Liu
Name:	Yongsheng Liu
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yongsheng Liu and Ray Chen his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his or her substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Yongsheng Liu	Chief Executive Officer (Principal executive officer) and Director	February 17, 2021
Yongsheng Liu

/s/ Yanhong Xue	Chief Financial Officer (Principal financial and accounting officer)	February 17, 2021
Yanhong Xue

/s/ Ray Chen	Chief Operating Officer	February 17, 2021
Ray Chen

/s/ Jining Li	Director	February 17, 2021
Jining Li

/s/ Kinpui Choi	Independent Director	February 17, 2021
Kinpui Choi

/s/ Michael Chen	Independent Director	February 17, 2021
Michael Chen

/s/ Claude P. Franco	Independent Director	February 17, 2021
Claude P. Franco

AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Goldenbridge Acquisition Limited has signed this registration statement in the City of New York, on February 17, 2021.

AUTHORIZED U.S. REPRESENTATIVE

By:	/s/ Ray Chen
Name:	Ray Chen